UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 10, 2006

(Date of earliest event reported): March 8, 2006

ENERGY TRANSFER EQUITY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 Woodside Street

Dallas, Texas 75204

(Address of principal executive offices) (Zip Code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 8, 2006, H. Michael Krimbill was elected to the Board of Directors of LE GP, LLC (the “General Partner”), the general partner of Energy Transfer Equity, L.P. (the “Partnership”). Mr. Krimbill also serves as President, Chief Financial Officer, and Director of Energy Transfer Partners, L.L.C. (“ETP LLC”), the general partner of Energy Transfer Partners GP, L.P. (“ETP GP”), the general partner of Energy Transfer Partners, L.P. (“ETP”).

There is no arrangement or understanding between Mr. Krimbill and any other persons pursuant to which he was elected as a director. Any relationships between Mr. Krimbill, the General Partner, the Partnership, ETP LLC, ETP GP and ETP that would require disclosure under Item 404(a) of Regulation S-K are described in the section entitled “Certain Relationships and Related Party Transactions” of the Partnership’s final prospectus dated February 3, 2006 (File No. 333-128097) and filed on February 3, 2006 with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, and which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER EQUITY, L.P.

By: LE GP, LLC, its general partner

Date: March 10, 2006	By:	/s/ John W. McReynolds
John W. McReynolds President and Chief Financial Officer